EXHIBIT 10.7

Northsight Capital

7740 E. Evans Road

Scottsdale, AZ 85260

Kae Yong Park	September 23, 2014

PO Box 14110

Scottsdale, AZ 85267

Dear Ms. Park:

This will confirm the agreement between you and Northsight Capital, Inc. (the “Company”) that you will transfer to the persons listed on Exhibit A hereto, for the consideration set forth herein and no other consideration, that number of shares of Company Common Stock listed opposite each such person’s name on such Exhibit A (an aggregate of 3,775,000 shares of Company Common Stock) (the “Shares).

In consideration of your transfer of the Shares in accordance with the foregoing, the Company shall, concurrently with the execution of this agreement, pay to you the sum of $75,500 in cash.

If the foregoing correctly states our agreement, please countersign this letter where indicated below and return a copy to me as soon as possible.

Very truly yours,

Northsight Capital, Inc.

By: /s/ John Bluher

John Bluher, CEO

AGREED TO AND ACCEPTED:

/s/ Kae Yong Park

Kae Yong Park

Date: September 23, 2014

EXHIBIT A

Name of Shareholder	Number of Shares
JSL Kids Partners	100,000
John Sandor Lemak	200,000
Sandor Capital Partners	500,000
Frenkel Fam.Trust	125,000
Leon S. Frenkel	200,000
James Barragan, JR.	200,000
Triage Capital Management	100,000
Alla Pasternak	100,000
Christopher Walk	800,000
Yury Minkovsky	100,000
Elliot Barnett	200,000
Leon Frankel	400,000
Tom Frey	50,000
Wintermark, LLC	700,000
Total:	3,775,000